                                                                    Exhibit 4.2

                                                                 EXECUTION COPY







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                           TRANSFER AND SERVICING AGREEMENT


                                        among


                     METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A

                                        Issuer


                          METLIFE CAPITAL FUNDING CORP. III

                                      Transferor


                                         and


                             METLIFE CAPITAL CORPORATION

                                       Servicer



                               Dated as of May 1, 1997




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
                                  TABLE OF CONTENTS

                                                                           Page

                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.01. Definitions...................................................  1
SECTION 1.02. Other Definitional Provisions................................. 21
SECTION 1.03. Calculations.................................................. 22

                                      ARTICLE II

                              CONVEYANCE OF RECEIVABLES

SECTION 2.01. Conveyance of Initial Receivables............................. 22
SECTION 2.02. Conveyance of Subsequent Receivables.......................... 23
SECTION 2.03. Closing....................................................... 25
SECTION 2.04. Books and Records............................................. 25
SECTION 2.05. Grant of Security Interest.................................... 26
SECTION 2.06. Discounted Receivables........................................ 26

                                     ARTICLE III

                                   THE RECEIVABLES

SECTION 3.01. Representations and Warranties of Transferor.................. 26
SECTION 3.02. Reacquisition by Transferor or MCC Upon Breach................ 27
SECTION 3.03. Duties of Servicer............................................ 28

                                      ARTICLE IV

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01. Duties of Servicer............................................ 29
SECTION 4.02. Collection of Receivable Payments............................. 29
SECTION 4.03. Realization upon Receivables.................................. 30
SECTION 4.04. Physical Damage Insurance..................................... 30
SECTION 4.05. Maintenance of Security Interests in Financed Equipment. . .   30
SECTION 4.06. Covenants of Servicer......................................... 30
SECTION 4.07. Acquisition by Servicer of Receivables upon Breach............ 31
SECTION 4.08. Servicing Fee................................................. 31
SECTION 4.09. Servicer's Certificate........................................ 31
SECTION 4.10. Annual Statement as to Compliance; Notice of Default.......... 31


                                      i

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SECTION 4.11. Annual Independent Public Accountants' Servicing Report....... 32
SECTION 4.12. Servicer Expenses............................................. 32

                                      ARTICLE V

                           DISTRIBUTIONS; RESERVE ACCOUNT;
                              STATEMENTS TO NOTEHOLDERS

SECTION 5.01. Establishment of Trust Accounts............................... 33
SECTION 5.02. Collections................................................... 35
SECTION 5.03. Additional Deposits........................................... 35
SECTION 5.04. Distributions................................................. 36
SECTION 5.05. Reserve Account............................................... 38
SECTION 5.06. Statements to Noteholders..................................... 39
SECTION 5.07. Net Deposits.................................................. 40

                                      ARTICLE VI

                                    THE TRANSFEROR

SECTION 6.01. Representations of Transferor................................. 40
SECTION 6.02. Liability of Transferor; Indemnities.......................... 42
SECTION 6.03. Merger or Consolidation of, or Assumption of the Obligations of,
              Transferor.................................................... 42
SECTION 6.04. Limitation on Liability of Transferor and Others.............. 43
SECTION 6.05. Transferor May Own Notes...................................... 43
SECTION 6.06. Tax Treatment................................................. 43

                                     ARTICLE VII

                                     THE SERVICER

SECTION 7.01. Representations of Servicer................................... 44
SECTION 7.02. Indemnities of Servicer....................................... 45
SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of,
              Servicer...................................................... 46
SECTION 7.04. Limitation on Liability of Servicer and Others................ 47
SECTION 7.05. MCC Not To Resign as Servicer................................. 48

                                     ARTICLE VIII

                                       DEFAULT

SECTION 8.01. Servicer Default.............................................. 48
SECTION 8.02. Appointment of Successor...................................... 49

                                     ii
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SECTION 8.03. Notification to Noteholders................................... 50
SECTION 8.04. Waiver of Past Defaults....................................... 50

                                      ARTICLE IX

                   EARLY AMORTIZATION EVENTS; OPTIONAL ACQUISITION

SECTION 9.01. Early Amortization Events..................................... 51
SECTION 9.02. Optional Acquisition of All Receivables....................... 52

                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

SECTION 10.01. Amendment..................................................... 52
SECTION 10.02. Protection of Title to Trust.................................. 53
SECTION 10.03. Notices....................................................... 55
SECTION 10.04. Assignment.................................................... 56
SECTION 10.05. Limitations on Rights of Others............................... 56
SECTION 10.06. Severability.................................................. 56
SECTION 10.07. Separate Counterparts......................................... 56
SECTION 10.08. Headings...................................................... 56
SECTION 10.09. Governing Law................................................. 56
SECTION 10.10. Assignment to Indenture Trustee............................... 56
SECTION 10.11. Nonpetition Covenants......................................... 57
SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee.57

SCHEDULE A -      Schedule of Receivables [Deemed Incorporated]............. A-1
SCHEDULE B -      Location of Receivable Files.............................. B-1
SCHEDULE C -      Servicer's Certificate.................................... C-1
SCHEDULE D -      Officers' Certificate..................................... D-1
SCHEDULE E -      Subsequent Transfer Assignment............................ E-1

    TRANSFER AND SERVICING AGREEMENT dated as of May 1, 1997, among METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A, a Delaware business trust (the "Issuer"), METLIFE CAPITAL FUNDING CORP. III, a Delaware corporation (the "Transferor"), and METLIFE CAPITAL CORPORATION, a Delaware corporation (the "Servicer").

    WHEREAS the Issuer desires to acquire a portfolio of receivables arising in connection with commercial loan contracts and equipment finance lease contracts secured by commercial and industrial equipment acquired or originated by MetLife Capital Corporation in the ordinary course of its business;

    WHEREAS the Transferor has acquired such portfolio of receivables from MetLife Capital Corporation and desires to transfer such portfolio of receivables to the Issuer; and

    WHEREAS MetLife Capital Corporation desires to service such receivables.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "Acquired Receivable" means a Receivable acquired as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or reacquired as of such time by the Transferor pursuant to
Section 3.02.

    "Acquisition Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof (including interest at the related APR to the end of the month of acquisition).

    "Administration Agreement" means the Administration Agreement dated as of May 1, 1997 among the Trust, the Transferor, MCC, as Administrator, as the same may be amended and supplemented from time to time.

    "Administration Fee" means the fee payable to the Administrator pursuant to Section 3 of the Administration Agreement.

    "Administrator" means the administrator under the Administration
Agreement.

    "Affiliate" has the meaning assigned thereto in Section 1.01 of the Indenture.

    "Agreement" means this Transfer and Servicing Agreement, as the same may be amended and supplemented from time to time.

    "Amortization Period" means the period commencing on the earlier to occur of (a) the Scheduled Revolving Period Termination Date and (b) the day on which an Early Amortization Event is deemed to occur and ending on the earlier to occur of (i) the Final Scheduled Distribution Date and (ii) the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture.

    "APR" or "Annual Percentage Rate" of a Receivable means the annual percentage rate of interest of such Receivable set forth on the Schedule of Receivables.

    "Available Interest Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) the portion of all Collections received during such Collection Period (including any such amounts constituting Prepayment Proceeds and the discounted portion of any Discounted Receivable) allocable to interest, (ii) all Investment Earnings with respect to such Distribution Date, (iii) all Liquidation Proceeds and Recoveries received during such Collection Period and (iv) the portion of all Acquisition Amounts received during such Collection Period allocable to interest, but excluding in all cases (x) all payments and proceeds (including Liquidation Proceeds and Recoveries) of any Acquired Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and (y) any Excluded Amounts.

    "Available Principal Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) that portion of all Collections received during such Collection Period (including any such amounts constituting Prepayment Proceeds but excluding the discounted portion of any Discounted Receivable) allocable to principal, (ii) the portion of all Acquisition Amounts received during such Collection Period allocable to principal and
(iii) the portion of the Available Interest Amount deposited in the Principal Funding Account pursuant to Section 5.04(b)(i)(E), but excluding in all cases
(x) all payments and proceeds of any Acquired Receivables the principal portion of which has been included in the Principal Distribution Amount in a prior Collection Period and (y) any Excluded Amounts.

    "Base Rate" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (a) the Noteholders' Class A Interest Distributable Amount and the Noteholders' Class B Interest Distributable Amount, each for such Distribution Date, (b) the Administration Fee with respect to such Collection Period and (c) the Servicing Fee with respect to such Collection Period and the denominator of which is the Pool Balance as of the close of business on the last day of such Collection Period.

    "Basic Documents" has the meaning assigned to such term in the Indenture.


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

    "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Seattle, Washington, or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

    "Certificated Securities" has the meaning specified in Section 8-102(1)(a) of the UCC.

    "Class" means the Class A Notes or the Class B Notes, as applicable.

    "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the lesser of (a) the Class A Noteholders' Percentage of the Principal Distribution Amount and (b) the outstanding principal balance of the Class A Notes.

    "Class A Noteholders' Percentage" means (i) as long as the Pool Balance is greater than $82,663,946 and the Cumulative Net Loss Ratio is less than 3%, the percentage equivalent of a fraction, the numerator of which is the principal balance of the Class A Notes and the denominator of which is the Pool Balance, in each case, as of the close of business on the last day of the Revolving Period, and (ii) from and after the first to occur of (x) the date on which the Pool Balance is less than or equal to $82,663,946 or (y) the date on which the Cumulative Net Loss Ratio is equal to or greater than 3%, 100%.

    "Class A Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date; provided, however, that the Class A Noteholders' Monthly Distributable Amount shall not exceed the outstanding principal amount of the Class A Notes, and on the Final Scheduled Distribution Date, the Class A Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A Notes to zero.

    "Class A Note Interest Rate" has the meaning assigned to such term in the Indenture.

    "Class A Note Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on the last day of a Collection Period thereafter means a seven-digit decimal figure equal to the outstanding principal amount of the Class A Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A Notes on the immediately following Distribution Date) divided by the original outstanding principal amount of the Class A Notes.

    "Class B Noteholders' Percentage" means (i) as long as the Pool Balance is greater than $82,663,946 and the Cumulative Net Loss Ratio is less than 3%, 100% minus the Class A Noteholders' Percentage (if any Class A Notes are outstanding), and (ii) from and after the first to occur of (x) the date on which the Pool Balance is less than or equal to $82,663,946 or (y) the date on which the Cumulative Net Loss Ratio equals or exceeds 3%, 0%; provided, that after the Distribution Date on which the Class A Notes are paid in full, the Class B Noteholders' Percentage shall equal 100%.

    "Class B Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date with respect to the Amortization Period, the Class B Noteholders' Percentage of the Principal Distribution Amount.

    "Class B Note Interest Rate" has the meaning assigned to such term in the Indenture.

    "Closing Date" means May 30, 1997.

    "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

    "Collection Period" means, with respect to the first Distribution Date, the calendar month ending on and including May 31, 1997 and, with respect to each subsequent Distribution Date, the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the following Distribution Date.

    "Collections" means all payments received by the Servicer in respect of any Receivable, other than Excluded Amounts.

    "Commission" means the Securities and Exchange Commission.

    "Component Lien" means any Lien, to the extent that it secures the payment or performance of any Component Receivable (including the ownership or security interest of the lessor pursuant to any lease transaction that is a Component Receivable).

    "Component Receivable" has the meaning specified in the definition of the term "Master Receivable Agreement" in this Section 1.01.

    "Contract" means, with respect to any Receivable, a commercial loan contract or an equipment finance lease contract, secured by commercial and/or industrial equipment, and shall include any amendment or modification of such Contract and, with respect to Included Component Receivables, shall include only those schedules and promissory notes that constitute the Included Component Receivable, and the Master Receivable Agreement solely to the extent incorporated in the Included Component Receivable.

    "Contribution and Sale Agreement" means the Contribution and Sale Agreement dated as of May 1, 1997 between the Transferor and MCC, as the same may be amended from time to time.

    "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33 Street, 15th Floor, New York, New York 10001, except that for purposes of Section 3.02 of the Indenture, such term shall mean the office or agency of the Indenture Trustee in the Borough of Manhattan, the City of New York which office at the date hereof is located at 450 West 33 Street, 15th Floor, New York, New York; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Owner Trustee and the Transferor); provided, that for purposes of Section 3.02 of the Indenture, the address of any such office shall be in the Borough of Manhattan in the City of New York.

    "Cumulative Net Loss Ratio" means the percentage equivalent of a fraction, the numerator of which is the excess, if any, of the cumulative aggregate Realized Losses for each Collection Period from the Closing Date over the sum of (a) the cumulative aggregate Liquidation Proceeds for each Collection Period from the Closing Date and (b) the cumulative aggregate Recoveries for each Collection Period from the Closing Date, and the denominator of which is the Initial Pool Balance.

    "Cut-off Date" means, as applicable, the Initial Cut-off Date and each Subsequent Cut-off Date.

    "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States or any state from time to time in effect, affecting the rights of creditors generally.

    "Defaulted Receivable" means any Receivable as to which all or any portion of any unpaid Scheduled Payment has been charged off as uncollectible on the Receivable Management System in accordance with the Servicer's customary and normal collection and servicing procedures or as to which the Servicer has repossessed the related Financed Equipment; provided, however, that the Servicer shall charge off a Receivable as uncollectible on the Receivable Management System no later than the date on which such Receivable becomes 180 days delinquent. A Receivable shall become a Defaulted Receivable on the earlier to occur of (a) the date on which such Receivable is recorded as charged off as uncollectible on the Receivable Management System or (b) the date that the Servicer has repossessed the related Financed Equipment.

    "Delivery" when used with respect to Trust Account Property means:

    (a) with respect to items of the Trust Account Property that constitute "instruments" within the meaning of Section 9-105(a)(i) of the UCC (other than Certificated Securities), transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee in its capacity as

    Indenture Trustee or endorsed in blank (with any intervening endorsements necessary to provide a complete chain of endorsement); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such item of the Trust Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof, and the Issuer agrees to do or take all actions (or omit from taking actions) in order to make all transfers contemplated hereby valid under applicable law, including, without limitation, deliver to the Indenture Trustee any endorsements, documents or instruments which may be necessary or appropriate to transfer any such item of the Trust Account Property to the Indenture Trustee;

    (b) with respect to an item of the Trust Account Property that is a Certificated Security, transfer thereof:

              (i) by physical delivery of such Certificated Security to the Indenture Trustee, provided that if the Certificated Security is in registered form, it shall be endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank (with any intervening endorsements necessary to provide a complete chain of endorsement);

              (ii) by physical delivery of such Certificated Security to a "financial intermediary" (as defined in Section 8-313(4) of the UCC) of the Indenture Trustee specially endorsed to or issued in the name of the Indenture Trustee (with any intervening endorsements necessary to provide a complete chain of endorsement);

              (iii) by the sending by a financial intermediary, not a "clearing corporation" (as defined in Section 8-102(3) of the UCC), of a confirmation of the purchase by such financial intermediary of and the making by such financial intermediary of entries on its books and records identifying as belonging to the Indenture Trustee of (A) a specific Certificated Security in the financial intermediary's possession, (B) a quantity of securities that constitute or are part of a fungible bulk of Certificated Securities in the financial intermediary's possession, or (C) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

              (iv) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee, or a financial intermediary acting on its behalf, by the amount of such Certificated Security, provided that in each case: (A) the clearing corporation identifies such Certificated Security on its books and records for the sole and exclusive account of the Indenture Trustee or such financial intermediary, (B) such Certificated Security shall be subject to the clearing corporation's exclusive control, (C) such Certificated Security is endorsed in blank or registered in the name of the clearing corporation or a custodian bank or a nominee of either of them, (D) custody of such Certificated Security shall be maintained by such clearing corporation or any other "custodian" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the control of the clearing corporation, (E) such Certificated Security is shown on the account of the transferor thereof on the books of the clearing corporation prior to the making of such entries, and (F) if such security is reflected in the account of a financial intermediary for the Indenture Trustee, the confirmation described in paragraph (b)(iii) hereinabove shall be provided to the Indenture Trustee;

and such additional or alternative procedures as may be or may hereafter become appropriate to effect the complete transfer of ownership of any such item of the Trust Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with applicable law or regulations or changes therein or the interpretation thereof, and the Issuer agrees to do or take all actions (or omit from taking actions) in order to make all transfers contemplated hereby valid under applicable law, including, without limitation, deliver to the Indenture Trustee any endorsements, documents or instruments which may be necessary or appropriate to transfer any such item of the Trust Account Property to the Indenture Trustee;

    (c) with respect to any United States Securities Entitlement held through the Federal Reserve System pursuant to Federal book-entry regulations, compliance with the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the
    UCC:

              (i) book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such depositary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee, or to a financial intermediary for the Indenture Trustee, of the purchase by the financial intermediary on behalf of the Indenture Trustee (or a financial intermediary for the Indenture Trustee) of such United States Securities Entitlement;

              (ii) the making by such depositary of entries in its books and records identifying such United States Securities Entitlement held through the Federal Reserve System as belonging to the Indenture Trustee and indicating that such depositary holds such United States Securities Entitlement solely as agent for the Indenture Trustee (or a financial intermediary for the Indenture Trustee);

              (iii) the sending by such depositary to the Indenture Trustee of the confirmation described in paragraph (b)(iii) of this definition (or to a financial intermediary for the Indenture Trustee and the sending of such confirmation to the Indenture Trustee by such financial intermediary); and

              (iv) such additional or alternative procedures as may be or may hereafter become appropriate to effect complete transfer of ownership of any such item of the Trust Account Property to the Indenture Trustee free of any adverse claims, consistent with applicable law or regulations or changes therein or the interpretation thereof, and the Issuer agrees to do or take all actions (or omit from taking actions) in order to make all transfers contemplated hereby valid under applicable law, including, without limitation, deliver to the

    Indenture Trustee any endorsements, documents or instruments which may be necessary or appropriate to transfer any such item of the Trust Account Property to the Indenture Trustee;

    (d) with respect to any item of the Trust Account Property that is an "uncertificated security" (as defined in Section 8-102(1)(b) of the UCC) and that is not governed by clause (c) above, transfer thereof:

              (i) by delivery to the Indenture Trustee of a written statement from the issuer thereof describing such security, identifying the amount thereof transferred and the date of transfer, and confirming the registration of the transfer thereof to the Indenture Trustee or its nominee, on the books and records of the issuer thereof;

              (ii) by the sending of a confirmation by a financial intermediary of the purchase by such financial intermediary, and the making by such financial intermediary of entries on its books and records identifying as belonging to the Indenture Trustee, of (A) a quantity of securities which constitute or are part of a fungible bulk of uncertificated securities registered in the name of the financial intermediary or (B) a quantity of securities which constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

              (iii) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate account of the transferor and increasing the account of the Indenture Trustee (or a financial intermediary for the Indenture Trustee) by the amount of such uncertificated security, provided that in each case: (A) the clearing corporation identifies on its books and records such uncertificated security for the sole and exclusive use of the Indenture Trustee (or such financial intermediary designated by the Indenture Trustee), (B) such uncertificated security is registered in the name of the clearing corporation or a custodian bank or a nominee of either, (C) such uncertificated security is shown on the account of the transferor on the books of the clearing corporation prior to the making of such entries, and
    (D) if such security is shown on the books of such clearing corporation for the account of a financial intermediary for the Indenture Trustee, a confirmation described in paragraph (b)(iii) hereinabove shall be sent to the Indenture Trustee;

and such additional or alternative procedures as may be or may hereafter become appropriate to effect the complete transfer of ownership of any such item of the Trust Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with applicable law or regulations or changes therein or the interpretation thereof, and the Issuer agrees to do or take all actions (or omit from taking actions) in order to make all transfers contemplated hereby valid under applicable law, including, without limitation, deliver to the Indenture Trustee any endorsements, documents or instruments which may be necessary or appropriate to transfer any such item of the Trust Account Property to the Indenture Trustee; and

    (e) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made on the records of its nominees, if any, indicating that such securities are held in trust pursuant to and as provided in this Indenture.

    "Determination Date" means, with respect to any Distribution Date, the second Business Day prior to such Distribution Date.

    "Discounted Receivable" means a Subsequent Receivable that the Transferor discounts pursuant to Section 2.06.

    "Distribution Date" means the 20th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on June 20, 1997.

    "Early Amortization Event" has the meaning assigned thereto in Section
9.01.

    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

    "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee, so long as it is a paying agent under the Indenture, or such other institution acceptable to the Rating Agencies, or (b) a depository institution (excluding the Servicer or any of its Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or
(2) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee or the Owner Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

    "Eligible Investments" mean book-entry securities, negotiable instruments or securities (other than any such instrument or security issued by MCC or any of its Affiliates) represented by instruments in bearer or registered form or United States Securities Entitlements which evidence:

    (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

    (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

    (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

    (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

    (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC; or

    (f) investments in money market funds (including those of the Indenture Trustee or its affiliates) rated AAA-m or AAA-mg by Standard & Poor's and P-1 by Moody's or otherwise approved in writing by each Rating Agency; provided, however, that investments in this clause (f) must be disposed of
    (i) with respect to any money market funds of the Indenture Trustee, only on the Business Day immediately preceeding the Distribution Date relating to the Monthly Period in which such investment is made by the Trust, (ii) with respect to any money market funds of a Person other than the Indenture Trustee, only on the Business Day immediately preceding the Distribution Date relating to the Monthly Period in which such investment is made by the Trust; or

    (g)  any other investment permitted by each of the Rating Agencies.

    "Excluded Amounts" means (i) any payments received from an Obligor in connection with any insurance premiums or fees, or Taxes or other charges imposed by any Governmental Authority, (ii) any indemnity payments made by an Obligor pursuant to any Receivable, (iii) any Make-Whole Amount and (iv) all Late Fees, extension fees, and other incidental charges (from whatever source) collected with respect to any Receivable.

    "Excluded Component Receivable" means any Component Receivable that is not a Receivable.

    "Farm Credit Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. Section 615.5450.

    "Farm Credit Intermediary" means a "Securities Intermediary" as defined in 12 C.F.R. Section 615.5450 whose jurisdiction for purposes of 12 C.F.R.
Section 615.5453 with respect to the related Farm Credit Entitlement is the State of New York.

    "FHL Bank Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. Section 912.1.

    "FHL Bank Intermediary" means a "Securities Intermediary" as defined in 12 C.F.R. Section 912.1 whose jurisdiction for purposes of 12 C.F.R. Section
912.3 with respect to the related FHL Bank Entitlement is the State of New
York.

    "Final Scheduled Distribution Date" means the May 2008 Distribution Date.

    "Financed Equipment" means all goods, equipment or other property which secure the payment or performance of a Receivable which were directly or indirectly acquired with the proceeds of such Receivable, or in the case of a lease transaction, are leased by the Obligor in connection with such Receivable.

    "Funding Corporation Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. Section 1511.1.

    "Funding Corporation Intermediary" means a "Securities Intermediary" as defined in 12 C.F.R. Section 1511.1 whose jurisdiction for purposes of 12 C.F.R. Section 1511.3 with respect to the related Funding Corporation Entitlement is the State of New York.

    "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Holder" or "Noteholder" has the meaning assigned to such term in Section
1.01 of the Indenture.

    "HUD Entitlement" means a "Security Entitlement" as defined in 24 C.F.R.
Section 81.2.

    "HUD Intermediary" means a "Securities Intermediary" as defined in 24 C.F.R. Section 81.2 whose jurisdiction for purposes of 12 C.F.R. Section
81.92 with respect to the related HUD Entitlement is the State of New York.

    "Included Component Receivable" means any Component Receivable that is a Receivable.

    "Indenture" means the Indenture dated as of May 1, 1997 between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

    "Indenture Trustee" means The Chase Manhattan Bank, in its capacity as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

    "Initial Cut-off Date" means, with respect to the Initial Receivables, May 1, 1997.

    "Initial Pool Balance" means the Pool Balance as of the Initial Cut-off Date, which is $330,665,783.

    "Initial Receivable" means each loan or lease Contract, including any Included Component Receivable, which is identified in the initial Schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee on or prior to the Closing Date pursuant to Section 2.01.

    "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

    "Insurance Policy" means any insurance policy maintained by an Obligor (or on an Obligor's behalf by the Servicer) covering physical damage to the Financed Equipment relating to any Receivable or the related Obligor's ability to make Scheduled Payments pursuant to such Receivable.

    "Insurance Proceeds" means all payments made to the Servicer under an Insurance Policy in respect of or in lieu of any amount that has or may become due pursuant to any Receivable, including any such amount received in respect of any Scheduled Payment.

    "Interest Payment Account" means the account designated as such, established and maintained pursuant to Section 5.01.

    "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

    "Issuer" means MetLife Capital Equipment Loan Trust 1997-A.

    "Late Fees" means any interest or other amounts assessed by MCC and paid by an Obligor in excess of the Scheduled Payment due to the delinquency of such Scheduled Payment.

    "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Receivable other than mechanics' liens and any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor.

    "Liquidation Proceeds" means, with respect to any Defaulted Receivable, the moneys collected in respect thereof, from whatever source (including any Insurance Proceeds) during the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Defaulted Receivable.

    "Make-Whole Amount" means, with respect to any prepayment, the amount, if any, by which the amount required (by the Contract evidencing such Receivable, as in effect on the applicable Cut-off Date) to be paid by the Obligor in connection with a prepayment exceeds the sum of (i) the Scheduled Principal Payments that are the subject of such prepayment and (ii) any accrued and unpaid interest on such Receivable.

    "Master Receivable Agreement" means any agreement or series of agreements (including an agreement as to which an Obligor has entered into multiple schedules or promissory notes) pursuant to which MCC has entered or has the right to enter into more than one loan and/or lease transaction (as lender or lessor) with a single Obligor (each of which transactions is referred to as a "Component Receivable"), at any time when

    (a) at least one Component Receivable is a Receivable which is part of the Trust Estate,

    (b) at least one Component Receivable is not a Receivable that is part of the Trust Estate, and

    (c) (i) such Obligor's obligations pursuant to at least one Component Receivable that is described in clause (a) above are secured by assets directly or indirectly acquired with the proceeds of, or leased by such Obligor as the lessee pursuant to, at least one Component Receivable that is described in clause (b) above, or

         (ii) such Obligor's obligations pursuant to at least one Component Receivable that is described in clause (b) above are secured by assets directly or indirectly acquired with the proceeds of, or leased by such Obligor as the lessee pursuant to, at least one Component Receivable that is described in clause (a) above.

    "Master Receivable Collateral" means any asset that secures the payment or performance of one or more Component Receivables or any asset leased to the Obligor pursuant to any lease transaction that is a Component Receivable.

    "MCC" means MetLife Capital Corporation, a Delaware corporation.

    "Monthly Class A Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class A Note Interest Rate and (b) the outstanding principal balance of the Class A Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class A Noteholders on such preceding Distribution Date; provided, however, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class A Notes will accrue from and including the Closing Date to but excluding the June 1997 Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

    "Monthly Class B Note Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Class B Note Interest Rate and (b) the outstanding principal balance of the Class B Notes as of the close of business on the preceding Distribution Date after giving effect to all payments of principal made to the Class B Noteholder on such preceding Distribution Date; provided, however, that with respect to the first Distribution Date, interest on the outstanding principal balance of the Class B Notes will accrue from and including the Closing Date to but excluding the June 1997 Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months.

    "Moody's" means Moody's Investors Service, Inc., or its successor.

    "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01.

    "Note Register" and "Note Registrar" have the meanings specified in
Section 2.04 of the Indenture.

    "Noteholders' Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class A Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class A Interest Carryover Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date and allocated to the Class A Notes for such Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

    "Noteholders' Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class A Note Interest for such Distribution Date and (b) the Noteholders' Class A Interest Carryover Shortfall for such Distribution Date.

    "Noteholders' Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (a) the excess of (i) the sum of (A) the Monthly Class B Note Interest for the preceding Distribution Date and (B) any outstanding Noteholders' Class B Interest Carryover

Shortfall on such preceding Distribution Date, over (ii) the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date and allocated to the Class B Notes for such Distribution Date, plus (b) interest on the amount of interest due but not paid to the Class B Noteholder on the preceding Distribution Date, to the extent permitted by law, at the Class B Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

    "Noteholders' Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Monthly Class B Note Interest for such Distribution Date and (b) the Noteholders' Class B Interest Carryover Shortfall for such Distribution Date.

    "Notes" means the Class A Notes and the Class B Notes, collectively.

    "Notes of a Class" or "Class of Notes" means all Notes included in Class A Notes or all Notes included in Class B Notes, whichever is appropriate.

    "Obligor" with respect to any Receivable means any Person which is an obligor, lessee or guarantor thereof; provided, that in no event shall MCC or the Transferor be construed to be the Obligor with respect to any Receivable due to the application of Section 3.02 or Section 4.07, as applicable.

    "Obligor Over-concentration Amount" means, with respect to any Obligor as of any date of determination, an amount equal to the product of (a) the positive difference, if any, by which (i) the percentage equivalent of a fraction, the numerator of which is the aggregate of the Principal Balance of each Receivable relating to such Obligor as of such date of determination and the denominator of which is the Pool Balance as of such date of determination exceeds (ii) 1.5% and (b) the Pool Balance as of such date of determination.

    "Officers' Certificate" of any Person means a certificate on behalf of such Person that is signed by any Vice President or more senior officer of such Person and states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

    "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Transferor or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee and/or the Rating Agencies, as applicable.

    "Outstanding" has the meaning assigned to such term in Section 1.01 of the Indenture.

    "Outstanding Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

    "Owner" means GSS Holdings, Inc., as holder of the certificate of beneficial ownership issued by the Trust.

    "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

    "Owner Trustee" means Wilmington Trust Company in its capacity as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

    "Permitted Lien" means (i) any Component Lien, to the extent it secures an Excluded Component Receivable, and (ii) any Lien for municipal or other local Taxes and other governmental charges, so long as either (x) such Taxes or governmental charges are not at the time due and payable or (y) the Transferor or MCC is then contesting the validity of any such Taxes or charges in good faith by appropriate proceedings and there has been set aside on the appropriate entity's books any reserve that is required under generally accepted accounting principles with respect to such Taxes or charges.

    "Pool Balance" means, at any time, the sum of (a) the aggregate of the Principal Balances of the Receivables at the end of the preceding Collection Period, after giving effect to (i) all payments received from or for the credit of Obligors and Acquisition Amounts remitted by the Transferor or the Servicer, as the case may be, for such Collection Period, and (ii) all Realized Losses on Defaulted Receivables during such Collection Period and
(b) with respect to any date of determination during the Revolving Period, the sum of the Principal Funding Account Balance at such time and, if such date of determination is prior to the Distribution Date in the current Collection Period, the Available Principal Amount with respect to such preceding Collection Period on deposit in the Collection Account.

    "Prepayment Proceeds" means all Collections that constitute part of any prepayment.

    "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the applicable Cut-off Date, as applicable, means the aggregate amount of all Scheduled Principal Payments that have not been received by the Servicer (including all Scheduled Principal Payments that are then due and payable), calculated as of the related Cut-off Date or as of the end of the preceding Collection Period, as applicable; provided, however, that the Principal Balance of Discounted Receivables will be the discounted Principal Balance specified on the Schedule of Receivables; and provided further, however, that the Principal Balance of each Defaulted Receivable is zero.

    "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication: (i) that portion of all Collections on the Receivables allocable to principal with respect to the preceding Collection Period; (ii) the amount of Realized Losses with respect to the preceding Collection Period (except to the extent included in clause (iii) below), (iii) the Principal Balance of each Receivable that the Servicer became obligated to acquire or that the Transferor became obligated to reacquire with respect to the preceding Collection Period (except to the extent included in clause (i) above) and (iv) the aggregate amount of all Principal Distribution Amounts with respect to prior Distribution Dates that have not previously been deposited into the Principal Funding Account on previous Distribution Dates.

    "Principal Funding Account" means the account designated as such, established and maintained pursuant to Section 5.01.

    "Principal Funding Account Balance" means, as of any date of determination, the principal amount on deposit in the Principal Funding Account.

    "Quality Code" means, with respect to each Receivable, the numeric code assigned to such Receivable by the Servicer in accordance with the Servicer's customary and usual procedures for measuring credit quality of loan and lease contracts substantially similar to the Receivables.

    "Rating Agencies" means Moody's and Standard & Poor's. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

    "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes.

    "Realized Loss" means, with respect to any Collection Period, for any Receivable which became a Defaulted Receivable during such Collection Period, the Principal Balance of such Defaulted Receivable.

    "Receivable" means each Initial Receivable and each Subsequent Receivable; provided, that from and after the date on which a Receivable becomes an Acquired Receivable, such Acquired Receivable will no longer be a Receivable.

    "Receivable Files" means the written agreements (including, as applicable, schedules, subschedules, supplements, amendments, modifications and renewals thereof or thereto), note(s), security agreement(s) and other instruments and documents relating to the Receivables.

    "Receivable Management System" means the computerized electronic Receivable Management System maintained by MCC for all Receivables and other assets similar to the Receivables.

    "Recoveries" means, with respect to any Defaulted Receivable (a) monies collected in respect thereof, from whatever source, (including Insurance Proceeds) during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of (b) the sum of any out-of-pocket costs and expenses of collection (including attorneys fees and expenses deducted therefrom) expended by the Servicer in connection with such Defaulted Receivable and any amounts required by law to be remitted to the Obligor.

    "Related Property" means all right, title and interest of the Transferor in, to and under (a) the Financed Equipment, (b) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Equipment or Obligors with respect to Financed Equipment, as the case may be, (c) the Contribution and Sale Agreement and (d) the proceeds of any of the foregoing.

    "Remaining Available Principal Amounts" has the meaning assigned thereto in Section 5.04(b)(iii).

    "Remaining Residual Amount" means, with respect to any non-tax oriented operating lease as of any date of determination, that portion of the aggregate amount initially financed with respect to such lease the repayment of which is not guaranteed by the terms of the contract, as such amount is reduced from time to time in accordance with the terms of the related Contract.

    "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01(a).

    "Reserve Account Initial Deposit" means the initial deposit by the Transferor on the Closing Date of $5,088,828.

    "Revolving Period" means the period commencing on the Initial Cut-off Date and ending on the day immediately preceding the commencement of the Amortization Period.

    "Sallie Mae Entitlement" means a "Security Entitlement" as defined in 24 C.F.R. Section 354.1.

    "Sallie Mae Intermediary" means a "Securities Intermediary" as defined in 24 C.F.R. Section 81.2 whose jurisdiction for purposes of 12 C.F.R. Section
81.92 with respect to the related Sallie Mae Entitlement is the State of New
York.

    "Schedule of Receivables" means each schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee (as supplemented from time to time to reflect Subsequent Receivables and Acquired Receivables) marked as Schedule A to this Agreement and incorporated into and made a part of this Agreement.

    "Scheduled Interest Payment" means, with respect to any Receivable, that portion of the regularly scheduled payment required to be paid in accordance with the terms and conditions of such Receivable as in effect on the applicable Cut-off Date that is allocable to interest.

    "Scheduled Payment" on a Receivable means the Scheduled Principal Payment or Scheduled Interest Payment for such Receivable.

    "Scheduled Principal Payment" means, with respect to any Receivable, that portion of the regularly scheduled payment required to be paid in accordance with the terms and conditions of such Receivable as in effect on the applicable Cut-off Date (other than by reason of acceleration of such Scheduled Principal Payment in connection with a default under such Receivable or any other event that causes a payment to become due prior to its scheduled payment date pursuant to the terms of such Receivable as in effect on the applicable Cut-off Date) that is allocable to principal; provided, however, that the Scheduled Principal Payments of Discounted Receivables shall be reduced by the amount specified by the Transferor on the Schedule of Receivables delivered to the Owner Trustee and the Indenture Trustee on the related Transfer Date.

    "Scheduled Revolving Period Termination Date" means September 1, 2000.

    "Servicer" means MCC, as the servicer of the Receivables, and each successor to MCC (in the same capacity) pursuant to Section 7.03 or 8.02.

    "Servicer Default" means an event specified as such in Section 8.01.

    "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Schedule C or in such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer.

    "Servicer Termination Event" means an event specified as such in Section
8.01.

    "Servicer's Yield" means, with respect to any Receivable, (i) any indemnity payments made by an Obligor pursuant to a Receivable (ii) any Make-Whole Amount and (iii) all Late Fees, extension fees and other incidental charges (from whatever source) collected with respect to any Receivable.

    "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to
Section 4.08.

    "Servicing Fee Rate" means 0.5% per annum.

    "Specified Reserve Account Balance" with respect to any Distribution Date means the sum of (a) 1% of the Initial Pool Balance and (b) the sum, without duplication, of (i) the aggregate of all Remaining Residual Amounts as of the close of business on the last day of the preceding Collection Period and (ii) the aggregate of all Obligor Over-concentration Amounts as of the close of business on the last day of the preceding Collection Period; provided, however, that the Specified Reserve Account Balance shall not exceed the Outstanding Amount of the Class A Notes.

    "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

    "Subsequent Cut-off Date" means, with respect to any Transfer Date for any Subsequent Receivables, the last day of the immediately preceding Collection Period.

    "Subsequent Receivable" means each loan or lease Contract, including any Included Component Receivable, which is identified in a Schedule of Receivables to the related Subsequent Transfer Assignment delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 2.02.

    "Subsequent Transfer Assignment" has the meaning assigned thereto in
Section 2.02.

    "Tax" with respect to any Person means each tax, assessment or other governmental charge or levy imposed upon such Person, its income, any transaction in which it engages, or any of its properties, franchises or assets.

    "Transfer Date" has the meaning assigned thereto in Section 2.02.

    "Transferor" means MetLife Capital Funding Corp. III, a Delaware corporation, and its successors in interest to the extent permitted hereunder.

    "Treasury Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. Section 357.2.

    "Treasury Intermediary" means a "Securities Intermediary" as defined in 31 C.F.R. Section 357.2 whose jurisdiction for purposes of 31 C.F.R. Section
357.11 with respect to the related Treasury Entitlement is the State of New
York.

    "Trust" means the Issuer.

    "Trust Accounts" has the meaning assigned thereto in Section 5.01(b).

    "Trust Account Property" means the Trust Accounts, all monies, instruments, securities, documents and other property held in or credited to any Trust Account from time to time (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities, United States Securities Entitlements or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

    "Trust Agreement" means the Trust Agreement dated as of May 1, 1997, between the Transferor and the Owner Trustee, as the same may be amended and supplemented from time to time.

    "Trust Estate" means all money, instruments, documents, securities, general intangibles and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted (as defined in the Indenture) to the Indenture Trustee), including all proceeds thereof.

    "Trust Officer" means, (a) in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee assigned to administer the Indenture Trustee's duties under the Basic Documents, and
(b) with respect to the Owner Trustee, any officer in the Corporate Trustee Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

    "Trust Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the Available Interest Amount for the related Distribution Date and the denominator of which is equal to the Pool Balance as of the close of business on the last day of such Collection Period.

    "UCC" has the meaning assigned thereto in Section 1.01 of the Indenture.

    "United States Securities Entitlement" means a Treasury Entitlement, a HUD Entitlement, a FHL Bank Entitlement, a Funding Corporation Entitlement, a Farm Credit Entitlement, or a Sallie Mae Entitlement.

    SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

    (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

    (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

    (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

    (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

    SECTION 1.03. Calculations. For all purposes of this Agreement, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                      ARTICLE II

                              CONVEYANCE OF RECEIVABLES


    SECTION 2.01. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Transferor of (i) $304,203,000 and
(ii) Class B Notes in the principal amount of $26,452,783, the Transferor does hereby transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Transferor in and to the following, whether now owned or hereafter acquired:

    (a) all right, title and interest of the Transferor, in and to the Initial Receivables, and all moneys (including accrued interest) due or to become due, or received thereunder on or after the Initial Cut-off Date;

    (b) the interest of the Transferor in the Trust Accounts and all monies, instruments, documents, securities and other property held in or credited thereto;

    (c) the interest of the Transferor in the Financed Equipment granted by Obligors pursuant to the Initial Receivables;

    (d) the interest of the Transferor in any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Equipment or Obligors with respect to Financed Equipment;

    (e) all right, title and interest of the Transferor in and to the Contribution and Sale Agreement, including the right of the Transferor to cause MCC to reacquire Receivables from the Transferor under certain circumstances, the rights of the Transferor to enforce the Contribution and Sale Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Contribution and Sale Agreement to the same extent as the Transferor could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders; and

    (f)       the proceeds of any and all of the foregoing.

    SECTION 2.02.  Conveyance of Subsequent Receivables.

    (a) On or prior to the Distribution Date (x) in each month (beginning with the June 1997 Distribution Date) during the Revolving Period and (y) if no Early Amortization Event has occurred, in the first month with respect to the Amortization Period, on one or more days selected by the Servicer (each, a "Transfer Date"), the Servicer shall direct the Indenture Trustee to reinvest Available Principal Amounts remaining on deposit in the Principal Funding Account (after making the required deposit, if any, into the Reserve Account) in additional loan or lease Contracts originated and selected by MCC from its portfolio of loan and lease Contracts. Subject to the conditions set forth in paragraph (b) below on each Transfer Date, upon transfer of the applicable Subsequent Receivables from MCC to the Transferor pursuant to the Contribution and Sale Agreement and payment to the Transferor from amounts on deposit in the Principal Funding Account in an amount equal to the Principal Balance of the Subsequent Receivables being transferred on such date as of the related Subsequent Cut-off Date, the Transferor hereby transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Transferor in and to the following, whether then owned or thereafter acquired:

         (i) all right, title and interest of the Transferor, in and to the Subsequent Receivables listed on the related Schedule of Receivables and all moneys (including accrued interest) due or to become due, or received thereunder on or after the related Subsequent Cut-off Date;

         (ii) the interest of the Transferor in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables;

         (iii) the interest of the Transferor in any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Equipment or Obligors with respect to Financed Equipment; and

         (iv) the proceeds of any and all of the foregoing.

    (b) The Transferor shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph
    (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Transfer Date:

         (i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E (the "Subsequent Transfer Assignment"), which shall include supplements to the Schedule of Receivables listing the Subsequent Receivables;

         (ii) the Transferor shall, to the extent required by Section 5.02, have deposited in the Collection Account all Collections in respect of the Subsequent Receivables;

         (iii) as of such Transfer Date, (A) the Transferor was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Transfer Date, (B) there has been no filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Transferor or any substantial part of its property in an insolvency or other similar law now in effect or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Transferor or for any substantial part of its property, or ordering the winding up or liquidation of the Transferor's affairs which remains unstayed and in effect, (C) the Transferor did not intend to incur or believe that it would incur debts that would be beyond the Transferor's ability to pay as such debts matured, (D) such transfer was not made with actual intent to hinder, delay or defraud any Person and
    (E) the assets of the Transferor did not constitute unreasonably small capital to carry out its business as conducted;

         (iv) the Receivables then in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Transfer Date, shall meet the criteria (based on the characteristics of the Initial Receivables on the Initial Cut-off Date and the Subsequent Receivables on the respective Subsequent Cut-off Dates) specified in Section 3.01.

         (v) each of the representations and warranties made by the Transferor pursuant to Section 3.01 with respect to the Subsequent Receivables shall be true and correct as of such Transfer Date, and the Transferor shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

         (vi) the Transferor shall, at its own expense, on or prior to such Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Assignment have been transferred to the Issuer pursuant to this Agreement and the Subsequent Transfer Assignments;

         (vii) the Transferor shall have taken any action (other than delivery of the original Contracts) required to maintain the first perfected ownership or security interest of the Issuer in the Trust Estate;

         (viii) no selection procedures believed by the Transferor to be adverse or beneficial to the interests of the Class A Noteholders shall have been utilized in selecting the Subsequent Receivables; and

         (ix) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate confirming the satisfaction of each condition specified in this paragraph (b).

(c) The Transferor agrees to add all loan or lease Contracts originated by MCC to a Schedule of Receivables on or prior to each Transfer Date provided, however, that the Transferor's obligation hereunder shall be limited to loan or lease Contracts having an outstanding principal balance (after giving effect to the discounting of any Discounted Receivable) of not more than the funds available pursuant to Section 5.04(b)(ii)(A) to effect such purchase on such Transfer Date. Nothing herein shall be deemed to require MCC to originate any one or more loan or lease Contracts at any time.

    SECTION 2.03. Closing. The conveyance of the Initial Receivables shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, N.W., Washington, D.C. 20007, on the Closing Date, simultaneously with the closing of the transactions contemplated by the Contribution and Sale Agreement, the underwriting agreement related to the Class A Notes and the other Basic Documents. Upon the acceptance by the Transferor of the Class B Note and the proceeds of the sale of the Class A Notes on the Closing Date, and upon the release of funds from the Principal Funding Account to the Transferor on each Transfer Date in an amount equal to the aggregate Principal Balance of the Subsequent Receivables being transferred on such Transfer Date, the ownership of each Receivable transferred on such date and the contents of the related Receivable File is vested in the Issuer, subject only to the lien of the Indenture. Notwithstanding the foregoing, the assignment, transfer and conveyance set forth in Section 2.01 or Section 2.02 shall not constitute and is not intended to result in the creation, or an assumption by the Issuer of any obligation of the Transferor or any other Person in connection with the Receivables or any Contract or under any agreement or instrument relating thereto, including any obligation to any Obligors or any Affiliate of or other Person to whom the Transferor may delegate servicing duties or to insurers.

    SECTION 2.04.       Books and Records.

    (a) In connection with the transfer, assignment, set-over and conveyance set forth in Section 2.01 or Section 2.02, the Transferor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the Receivables sold or to be sold by the Transferor hereunder, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer and assignment of the Receivables to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Issuer on or prior to the Initial Closing Date (excluding such continuation and similar statements, which shall be delivered promptly after filing).

    (b) In connection with the sales and conveyances hereunder, the Transferor further agrees, at its own expense, on or prior to the Closing Date with respect to the Initial Receivables and on or prior to the relevant Transfer Date with respect to the Subsequent Receivables to indicate on its books and records (including any computer files) that all of the Receivables have been sold to the Issuer pursuant to this Agreement. The Transferor further agrees not to alter the computer file designation referenced in this paragraph with respect to any Receivable during the term of this Agreement unless and until such Receivable becomes an

    Acquired Receivable. The transfer of each Receivable shall be reflected on the Transferor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Transferor to the Issuer. The Transferor shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Issuer.

    SECTION 2.05. Grant of Security Interest. In the event that the Receivables are held to continue to be property of the Transferor, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by the Transferor provided for in the Agreement shall be deemed to be and hereby is a grant by the Transferor to the Issuer of a security interest in and to all of the Transferor's right, title and interest in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, certificated securities and uncertificated securities consisting of, arising from, or relating to the Receivables and the Related Property, to secure the rights of the Issuer under this Agreement and the obligations of the Transferor hereunder. The Transferor and the Issuer shall, to the extent consistent with this Agreement, take such actions (other than delivery of the original contracts) as may be necessary to ensure that, if the conveyance of the Receivables and the Related Property by the Transferor to the Issuer pursuant to this Agreement is not deemed to be a sale, the security interest in the Receivables and the Related Property created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

    SECTION 2.06. Discounted Receivables. The Transferor shall have the option, on any Transfer Date, to discount any Subsequent Receivables being transferred to the Trust on such Transfer Date (any such Subsequent Receivable, a "Discounted Receivable") by indicating on the Schedule of Receivables the discounted Principal Balance and the discounted Scheduled Principal Payments of such Discounted Receivables and the APR of such Discounted Receivables after giving effect to such discount.

                                     ARTICLE III

                                   THE RECEIVABLES

    SECTION 3.01. Representations and Warranties of Transferor. The Transferor makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this agreement and as of each Transfer Date, but shall survive the transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Title. It is the intention of the Transferor that the transfer and assignment herein contemplated constitute either (i) a sale of the Receivables or (ii) a grant of a perfected security interest therein from the Transferor to the Issuer and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements pursuant to the UCC, under the UCC.

    (b) All Actions Taken. All actions (other than delivering the original Contract) necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Issuer a first priority perfected security interest or ownership interest in the Receivables, and (ii) to give the Indenture Trustee a first priority perfected security interest therein (including, without limitation, UCC filings with the Delaware and Washington Secretaries of State) have been taken.

    (c) Location of Receivable Files. The Receivable Files are kept at the location specified in Schedule B hereto.

    (d) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement or any other Basic Document, the performance by the Transferor of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Transferor or the Issuer or upon the collectibility of any Receivable or upon the ability of the Transferor to perform its obligations under this Agreement).

    SECTION 3.02.       Reacquisition by Transferor or MCC Upon Breach.

    (a) The Transferor, the Servicer, MCC or the Owner Trustee, as the case may be, shall inform the other parties to the Agreement, MCC and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Transferor's representations and warranties made pursuant to Section
    3.01 or any breach of MCC's representations and warranties made pursuant to
    Section 3.02(b) of the Contribution and Sale Agreement. Unless any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Transferor or receipt by the Transferor of written notice from the Owner Trustee or the Servicer of such breach, the Transferor shall be obligated, and, if necessary, the Transferor or the Owner Trustee shall enforce, the obligation of MCC, if any, under Section 6.02(a) of the Contribution and Sale Agreement to reacquire any Receivable materially and adversely affected by any such breach as of such last day (or, at the Transferor's option, as of the last day of the first month following the month of the discovery).

    (b) In consideration of the reacquisition of the Receivable, the Transferor shall remit the Acquisition Amount in the manner specified in
    Section 5.03; provided, however, that the obligation of the Transferor to reacquire any Receivable arising solely as a result of a breach of MCC's representations and warranties pursuant to Section 3.02(b) of the Contribution and Sale Agreement is subject to the receipt by the Transferor of the Acquisition Amount from MCC. Subject to the provisions of Section 6.02, the sole remedy of each of the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Transferor to reacquire Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce MCC's obligation, if any, to the Transferor to reacquire such Receivables pursuant to the Contribution and Sale Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the reacquisition of any Receivable pursuant to this Section.

    (c) The Issuer shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Receivable pursuant to this
    Section 3.02.

    SECTION 3.03.       Duties of Servicer.

    (a) Receivable Files. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable itself and the Issuer to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee.

    (b) Access to Records. The Servicer shall notify the Owner Trustee and the Indenture Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Owner Trustee and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct. The Indenture Trustee shall have access to such accounts, records and computer systems, after reasonable notice and during normal business hours.

    (c) Safekeeping. The Servicer shall hold on behalf of the Issuer (i) all file stamped copies of UCC financing statements evidencing the security interest of MCC in Financed Equipment, and (ii) any and all documents, that MCC or the Transferor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or Financed Equipment, and shall maintain such accurate and complete records pertaining to each Receivable as shall enable the Issuer to comply with this Agreement. Upon instruction from the Indenture Trustee, the Servicer shall release any such UCC filing or other document to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.


                                      ARTICLE IV

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

    SECTION 4.01. Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Acquired Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than an Acquired Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee or the Noteholders. The Issuer shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

    SECTION 4.02. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. In connection therewith, the Servicer may grant extensions, rebates or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the date one month prior to the Final Scheduled Distribution Date, it shall promptly acquire the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any other amounts of Servicer's Yield that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any reduction of the underlying interest rate on any Receivable or, subject to the foregoing, of the amount of any Scheduled Payment on a Receivable. Notwithstanding anything in this Agreement to the contrary, any Recoveries shall be paid to the Transferor, and any Defaulted Receivables shall be assigned by the Trust to the Transferor, to the extent the Principal Balance thereof has been distributed as part of the Principal Distribution Amount.

    SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its customary servicing procedures, to repossess or otherwise realize upon the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which any item of Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

    SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

    SECTION 4.05. Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of Financed Equipment, or for any other reason.

    SECTION 4.06. Covenants of Servicer. The Servicer shall not: (i) release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except (A) in accordance with Section 4.03 above or (B) in the event of payment in full by the Obligor thereunder; (ii) impair the rights of the Issuer, the Indenture Trustee or the Noteholders in any Receivable; or (iii) increase the number of

Scheduled Payments due under a Receivable except in accordance with the terms thereof or the terms of Section 4.02.

    SECTION 4.07.       Acquisition by Servicer of Receivables upon Breach.

(a) The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee, the Transferor and MCC promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Transferor's election, the last day of the first following month), the Servicer shall acquire any Receivable materially and adversely affected by such breach. If the Servicer takes any action pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall acquire such Receivable. In consideration of the acquisition of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Acquisition Amount in the manner specified in Section 5.03. Subject to Section 7.02, the sole remedy of any of the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to acquire Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the acquisition of any Receivable pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to Section 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Transferor, the Indenture Trustee, the Owner Trustee or the Noteholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Receivable.

(b) The Issuer shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Receivable pursuant to this
Section 4.07.

    SECTION 4.08. Servicing Fee. On each Determination Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Pool Balance as of the first day of such preceding Collection Period. The Servicer shall also be entitled to any Servicer's Yield with respect to Receivables, collected (from whatever source) on the Receivables, which Servicer's Yield shall be paid to the Servicer pursuant to Section 5.07.

    SECTION 4.09. Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Transferor, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.04 and 5.05 for the Collection Period immediately preceding the date of such Servicer's Certificate. Neither the Owner Trustee nor the Indenture Trustee shall be required to determine, confirm or recalculate the
information contained in the Servicer's Certificate.   Receivables to be
acquired by the Servicer or to be reacquired by the Transferor shall be identified by the Servicer by account number with respect to such Receivable as specified in Schedule A.

    SECTION 4.10.       Annual Statement as to Compliance; Notice of Default.

(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee and the Rating Agencies, on or before April 30 of each year beginning April 30, 1998, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding 12-month period ending on December 31 (or, in the case of April 30, 1998, the period from the Closing Date to December 31, 1997) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Noteholder by a request in writing to the Indenture Trustee at its address in Section 10.03.

(b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

     SECTION 4.11. Annual Independent Public Accountants' Servicing Report. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Transferor, each Rating Agency and each Holder, on or prior to April 30 of each year, commencing April 30, 1998, a report relating to the previous calendar year to the effect that management's assertion that it has maintained an effective internal control system for the servicing of the Receivables is fairly stated, in all material respects, based upon criteria established by the Committee of Sponsoring Organizations of the Treadway Commission as described in Internal Control--Integrated Framework, and meets the standards applicable to accountants' reports intended for general distribution.

    SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Article, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Owner Trustee, the Indenture Trustee and the Noteholders; provided, that nothing in this Section 4.12 shall preclude the Servicer from retaining certain amounts with respect to reimbursement for certain other expenses as expressly provided for by the terms of this Agreement.

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

                                      ARTICLE V

                           DISTRIBUTIONS; RESERVE ACCOUNT;
                              STATEMENTS TO NOTEHOLDERS

    SECTION 5.01.       Establishment of Trust Accounts.

(a)(i) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

    (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Interest Payment Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

    (iii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

    (iv) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

    (v) The Servicer, for the benefit of the Class A Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders.

(b) Funds on deposit in the Collection Account, the Interest Payment Account, the Principal Funding Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments.
All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders; provided, however, that on each Distribution Date all investment earnings (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Interest Amount. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the immediately following Distribution Date; provided, however, that funds on deposit in

Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on the Distribution Date. Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

(c) (i) The Indenture Trustee shall possess all right, title and interest in all monies, securities, instruments and other property on deposit from time to time in or credited to the Trust Accounts and in all proceeds thereof (including all income thereon) and all such monies, securities, instruments and other property (together with all earnings, dividends, distributions, income, issues, and profits relating thereto) shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. So long as the Indenture Trustee is an Eligible Institution, any Trust Account may be maintained with it in an Eligible Deposit Account.

    (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

          (A) any Trust Account Property held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

          (B) any Trust Account Property that constitutes an instrument or Certificated Security delivered to the Indenture Trustee in accordance with the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

          (C) any Trust Account Property that is a United States Securities Entitlement held through the Federal Reserve System pursuant to Federal book-entry regulations delivered in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

          (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above delivered to the Indenture Trustee in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

       (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

       (iv) The Indenture Trustee is hereby authorized to execute purchase and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Indenture Trustee shall send statements to the Servicer monthly reflecting activity for each amount created hereunder for the preceding month. Although the Servicer recognizes that it may obtain a broker confirmation at no additional cost, the Servicer hereby agrees that confirmations of investments are not required to be issued by the Indenture Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

    SECTION 5.02. Collections. Subject to Section 5.03, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (including Insurance Proceeds, if any) and (ii) all Liquidation Proceeds (except to the extent of Recoveries applied in accordance with Section 4.02), in each case as collected during each Collection Period within two Business Days of receipt and identification thereof. Notwithstanding the foregoing, if (i) MCC is the Servicer, (ii) a Servicer Default shall not have occurred and be continuing and (iii) MCC (or any entity that guarantees the servicing obligations of MCC) maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, the Servicer may remit such collections with respect to each Collection Period to the Collection Account on or before the second Business Day prior to the following Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Transferor.

    SECTION 5.03. Additional Deposits. The Servicer and the Transferor shall deposit or cause to be deposited in the Collection Account the Acquisition Amounts with respect to Acquired Receivables as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid under Section 9.02 as set forth therein. The Servicer and the Transferor will deposit the Acquisition Amount with respect to each Acquired Receivable when such obligations are due, unless, with respect to Acquisition Amounts to be remitted by the Servicer, the Servicer shall be permitted to make deposits monthly prior to each Distribution Date pursuant to Section 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Acquisition Amounts paid by itself and the Transferor separately.

    SECTION 5.04.       Distributions.

    (a) On or prior to each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Interest Payment Account, the Principal Funding Account and the Note Distribution Account.

    (b) The rights of the Class B Noteholder to receive distributions of Available Interest Amounts and Available Principal Amounts shall be and hereby are subordinated to the rights of the Class A Noteholders to the extent provided in this Section 5.04(b). On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of Exhibit B to Schedule D (or such other form that is acceptable to the Indenture Trustee and the Servicer), to (i) withdraw from the Reserve Account the amount, if any, described in Section 5.05(c) for application as described in Section 5.05(c) and (ii) withdraw from the Collection Account the Available Interest Amount and the Available Principal Amount for deposit in the Interest Payment Account and the Principal Funding Account, respectively, and to make the following deposits and distributions for receipt by the Servicer or the Administrator or for deposit in the Note Distribution Account by 12:00 Noon (New York time) on such following Distribution Date to the extent of the Available Interest Amount and the Available Principal
    Amount:

         (i) from the Available Interest Amount on deposit in the Interest Payment Account, in the following order of priority:

              (A) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

              (B) to the Administrator under the Administration Agreement, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

              (C) to the Note Distribution Account, the Noteholders' Class A Interest Distributable Amount;

              (D) to the Reserve Account, the positive difference, if any, by which (i) the Specified Reserve Account Balance for such Distribution Date exceeds (ii) the amount on deposit in the Reserve Account on such Distribution Date (not taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to this clause (D)).

              (E) to the Principal Funding Account, the positive difference, if any, by which the Principal Distribution Amount exceeds the Available Principal Amount (not taking into account the amount of the Available Principal Amount derived from clause (iii) of the definition thereof);

              (F) to the Note Distribution Account, the Noteholders' Class B Interest Distributable Amount; and

              (G) to the Transferor, the amount remaining on deposit in the Interest Payment Account after giving effect to the distributions to be made pursuant to Sections 5.04(b)(i)(A), 5.04(b)(i)(B), 5.04(b)(i)(C),
    5.04(b)(i)(D), 5.04(b)(i)(E) and 5.04(b)(i)(F);

         (ii) from the Available Principal Amount on deposit in the Principal Funding Account, in the following order of priority:

              (A) on each Distribution Date with respect to the Revolving Period (1) first, to the Reserve Account, the positive difference, if any, by which (x) the Specified Reserve Account Balance for such Distribution Date exceeds (y) the principal amount on deposit in the Reserve Account on such Distribution Date (after taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to Section 5.04(b)(i)(D) but not taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to this clause (A)) and
    (2) second, the Available Principal Amount remaining after the application of clause (1) above will be retained in the Principal Funding Account and will be paid to the Transferor in connection with transfers of Subsequent Receivables to the Issuer pursuant to Section 2.02; and

              (B) on Distribution Dates with respect to the Amortization Period, (1) first, to the Note Distribution Account, the Class A Noteholders' Principal Distributable Amount, (2) second, to the Reserve Account, the positive difference, if any, by which (x) the Specified Reserve Account Balance for such Distribution Date exceeds (y) the principal amount on the deposit in the Reserve Account on such Distribution Date (after taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to Section 5.04(b)(i)(D) but not taking into account the amount deposited into the Reserve Account on such Distribution Date pursuant to this clause (B)) and (3) third, to the Note Distribution Account, the Class B Noteholders' Principal Distributable Amount;

         (iii) on the first Distribution Date with respect to the Amortization Period, from Available Principal Amounts deposited in the Principal Funding Account on prior Distribution Dates that were not used to acquire Subsequent Receivables from the Transferor on or prior to such Distribution Date ("Remaining Available Principal Amounts"), in the following order of priority:

              (A) to the Note Distribution Account, the Class A Noteholders' Percentage of the Remaining Available Principal Amounts; and

              (B) to the Note Distribution Account, the Class B Noteholders' Percentage of the Remaining Available Principal Amounts.

    (c) Notwithstanding anything in this Section 5.04 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts standing to the credit of the Collection Account, the Interest Payment Account and the Principal Funding Account shall be applied by the Indenture Trustee in accordance with Section 5.04(b) of the Indenture.

    SECTION 5.05.  Reserve Account.

    (a) On the Closing Date, the Transferor shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Servicer shall determine the Specified Reserve Account Balance for each Distribution Date.

    (b) If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Transferor; provided, however, that if, after giving effect to all payments made on the Notes on such Distribution Date, the Pool Balance as of the end of the preceding Collection Period is less than the sum of the outstanding principal balance the Notes, such excess amount shall not be distributed to the Transferor and shall be retained in the Reserve Account available for application in accordance with Sections 5.05(c) and (d). Amounts properly distributed to the Transferor pursuant to this Section 5.05(b) shall be deemed released from the Trust and the security interest therein granted to the Indenture Trustee, and the Transferor shall in no event thereafter be required to refund any such distributed amounts.

    (c) In the event that the sum of the distributions and deposits to be made pursuant to Section 5.04(b)(i)(A), Section 5.04(b)(i)(B), Section 5.04(b)(i)(C) and, on any Distribution Date with respect to the Revolving Period, Section 5.04(b)(i)(E) with respect to any Distribution Date exceeds the Available Interest Amount distributed in respect thereof on such Distribution Date, the Indenture Trustee shall withdraw from the Reserve Account on such Distribution Date, upon receipt of the instruction from the Servicer pursuant to Section 5.04(b), to the extent of funds available therein, an amount equal to such excess, and the Indenture Trustee shall pay the applicable portion of such amount to the Servicer and the Administrator, as applicable, deposit the applicable portion of such amount into the Note Distribution Account and deposit the applicable portion of such amount into the Principal Funding Account.

    (d) In the event that the Class A Noteholders' Principal Distributable Amount for a Distribution Date exceeds the amount deposited in the Note Distribution Account pursuant to Section 5.04(b)(ii)(A) on such Distribution Date, the Indenture Trustee shall withdraw on such Distribution Date from the Reserve Account, upon receipt of the instruction of the Servicer pursuant to Section 5.04(b), to the extent of funds available therein after giving effect to paragraph (c) above, an amount equal to such excess, and the Indenture Trustee shall deposit such amount into the Note Distribution Account pursuant to the terms of the Indenture.

    (e) Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Reserve Account shall be applied by the Indenture Trustee in accordance with Section 5.04(a) of the Indenture.

    SECTION 5.06. Statements to Noteholders. On the second Business Day prior to each Distribution Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward to each Class A Noteholder of record, and to the Owner Trustee a statement substantially in the form of Exhibit A to Schedule D (or such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer) setting forth at least the following information as to the Notes (separately stating such information as to the Class A Notes and the Class B Notes), to the extent applicable:

         (i) the amount of the distribution to be made on such Distribution Date allocable to principal of each Class of Notes;

         (ii) the amount of the distribution to be made on such Distribution Date allocable to interest on or with respect to each Class of Notes;

         (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period, the aggregate Principal Balance of the Receivables and the amount on deposit in the Principal Funding Account;

         (iv) the aggregate outstanding principal balance of the Class A Notes and the Class A Note Pool Factor, in each case as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

         (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

         (vi) the amount of the Administration Fee paid to the Administrator with respect to the related Collection Period;

         (vii) the aggregate Acquisition Amounts for Acquired Receivables with respect to the related Collection Period paid by each of the Transferor and the Servicer (accounted for separately);

         (viii)    the amount of Realized Losses, if any, for such Collection
    Period;

         (ix) the balance of the Reserve Account on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date;

         (x)  the Specified Reserve Account Balance for such Distribution Date;
    and

         (xi) the Noteholders' Class A Interest Distributable Amount, the Noteholders' Class B Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount and the Class B Noteholders' Principal Distributable Amount, the components of each thereof, and the amount, if any, to be withdrawn from the Reserve Account and deposited into the Note Distribution Account pursuant to Section 5.05(c) or (d);

    Each amount set forth pursuant to paragraph (i) and (ii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee shall mail to each Person who at any time during such calendar year shall have been a Class A Noteholder and received any payment thereon, a statement containing the amounts described in (i) and (ii) above and any other information required by applicable tax laws, for the purposes of such Noteholder's preparation of Federal income tax returns.

    The Indenture Trustee shall only be required to provide to the Class A Noteholders the information furnished to it by the Servicer. The Indenture Trustee shall not be required to determine, confirm or recompute any such information.

    SECTION 5.07. Net Deposits. As an administrative convenience, so long as MCC is the Servicer and the Administrator, the Servicer will be permitted to make the deposit of Collections on the Receivables and Acquisition Amounts for or with respect to any Collection Period net of distributions to be made to the Servicer and the Administrator with respect to such Collection Period (and the Servicer shall pay amounts owing to the Administrator directly).
The Servicer, however, will account to the Owner Trustee and the Indenture Trustee and the Noteholders as if the Servicing Fee and Administration Fee was paid pursuant to the mechanics provided for pursuant to Section 5.04.

                                      ARTICLE VI

                                    THE TRANSFEROR

    SECTION 6.01. Representations of Transferor. The Transferor makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of each Transfer Date and shall survive the transfer of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

              (a) Organization and Good Standing. The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

         (b) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Transferor or the Owner Trustee.

         (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full power and authority to transfer and assign the Receivables and other property to be transferred and assigned to and deposited with the Issuer and the Transferor has duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and each of the execution, delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary corporate action.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

              (f) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties:
    (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any other of the Basic Documents or (iv) which might adversely affect the Federal or state income tax attributes of the Notes.

    SECTION 6.02. Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

         (a) The Transferor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee or the Indenture Trustee or their respective officers, directors, and agents with respect to the transfer of the Receivables to the Issuer or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

         (b) The Transferor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of (i) the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Transferor's or the Issuer's violation or alleged violation of Federal or state securities laws in connection with the offering and sale of the Notes, except that the Transferor shall not indemnify the Owner Trustee for any such loss, liability or expense as shall result from the willful misconduct of the Owner Trustee.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section 6.02 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts
    from others, such Person shall promptly repay such amounts   collected from
    others to the Transferor, without interest.

    SECTION 6.03. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the

Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions (other than the delivery of the original Contract) necessary to perfect the interests of the Owner Trustee and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.
 Following the effectiveness of the succession provided for in this Section 6.03, the predecessor Transferor shall be released from any obligations and liabilities provided for under the Basic Documents other than any obligations or liabilities incurred by such predecessor Transferor prior to the effectiveness of such succession.

    SECTION 6.04. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

    SECTION 6.05. Transferor May Own Notes. The Transferor and any Affiliate (other than MCC) thereof may in its individual or any other capacity become the owner or pledgee of Class A Notes with the same rights as it would have if it were not the Transferor or an Affiliate thereof, except as expressly provided herein (including, without limitation, the definition of "Outstanding" contained in the Indenture) or in any Basic Document. The Transferor agrees that it shall not transfer any interest in Notes (including the Class B Notes) or any rights hereunder without delivering to the Owner Trustee an Opinion of Counsel that such transfer will not cause the Trust to be taxable as a corporation for federal income tax purposes.

    SECTION 6.06. Tax Treatment. The Transferor has structured this Agreement, the Indenture and any related agreement with the intention that the Class A Notes qualify under applicable federal, state, and local income and franchise tax law as indebtedness of the Transferor secured by the Receivables and the Issuer shall be disregarded as a separate entity for such purposes. The Transferor, the Servicer, and the Issuer agree to treat and to take no action inconsistent with the treatment of the Class A Notes (or any beneficial interest therein) as such indebtedness for purposes of federal, state, and local income and franchise tax law and for purposes of any other tax imposed on or measured by income.

                                     ARTICLE VII

                                     THE SERVICER

    SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement and as of each Transfer Date (or as of the date a Person (other than the Indenture Trustee) becomes Servicer pursuant to Sections 7.03 and 8.02, in the case of a successor to the Servicer) and shall survive the transfer of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire, own, transfer and service the Receivables.

         (b) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any material Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any material law or, to the best of the Servicer's knowledge, any material order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (e) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes or any of the other Basic Documents; or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

         (f) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuer or upon the collectibility of any Receivable or upon the ability of the Servicer to perform its obligations under this Agreement).

    SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Transferor and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee, and the Transferor from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Transferor) thereof of any Financed Equipment.

         (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer or the Transferor, not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Issuer or the issuance and original sale of the Notes, or Federal or other income taxes arising out of distributions on the Notes) and (ii) costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Transferor and the Noteholders and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

         (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, and in the case of the Owner Trustee, in the Trust Agreement, and in the case of the Indenture Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee or the willful misfeasance, bad faith or negligence of the Indenture Trustee, as applicable; or (ii) shall arise from the breach by the Owner
         Trustee of any of its representations or warranties set forth in
         Section 6.03 of the Trust Agreement.

    (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate, other than any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Issuer or the Transferor or the issuance and original sale of the Notes, or Federal or other income taxes arising out of distributions on the Notes.

    For purposes of this Section, in the event of the termination of the rights and obligations of MCC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

    Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement. Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation if the indemnitee prevails in any action for which indemnification is sought. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

    SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, or (iv) which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Metropolitan Life Insurance Company, and (b) in the case of any of (i), (ii), (iii) or (iv), which has executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency Condition shall have been satisfied with respect to such transaction and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x),
(y) and (z) above shall be conditions to the consummation of the transactions referred to in clause (a)(i), (a)(ii), (a)(iii), or (a)(iv) above. Following the effectiveness of the succession provided for in this Section 7.03, the predecessor Servicer shall be released from any obligations and liabilities provided for under the Basic Documents other than any obligations or liabilities incurred by such predecessor Servicer prior to the effectiveness of such succession.

    SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

    Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other

Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders under the Indenture.

    SECTION 7.05. MCC Not To Resign as Servicer. Subject to the provisions of Section 7.03, MCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of MCC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of MCC in accordance with Section 8.02.

                                     ARTICLE VIII

                                       DEFAULT

    SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or
    (ii) to direct the Indenture Trustee to make any required distribution therefrom in either case that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

         (b) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Class A Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Owner Trustee or the Indenture Trustee or (B) to the Servicer, and to the Owner Trustee and the Indenture Trustee by the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes; or

    (c) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Class A Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement (a "Servicer Termination Event"). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and (y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

    SECTION 8.02.  Appointment of Successor.

         (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee (such acceptance not to be unreasonably withheld) and the Indenture Trustee (such acceptance not to be unreasonably withheld). In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor Servicer, the Indenture Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and the Servicer's Yield. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the Receivables to the satisfaction of the Indenture Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of receivables comparable with the Receivables, as the successor to the Servicer under this Agreement.

    The Indenture Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed by it, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of MCC or any other Servicer prior to its termination or resignation.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and the Servicer's Yield accruing or collected, as the case may be, after the successor Servicer becomes the Servicer, as set forth above, and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

    (c) Subject to the Indenture Trustee's right to appoint a successor Servicer pursuant to Section 8.02(a) after the Indenture Trustee has become the Servicer pending the appointment of and acceptance by a successor Servicer, the Servicer may not resign unless it is prohibited from serving as such by law.

    (d) Notwithstanding any other provision of this Agreement, neither the Indenture Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of MCC or any Servicer (i) to cooperate with the Indenture Trustee or any successor Servicer pursuant to Section 8.01, (ii) to deliver funds required to be deposited to any Trust Account, or (iii) to deliver files or records relative to the Receivables as may be requested by the Indenture Trustee or successor Servicer.

    SECTION 8.03. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Rating Agencies and the Indenture Trustee and the Indenture Trustee shall give prompt written notice thereof to the Noteholders in the manner provided for in the Indenture.

    SECTION 8.04. Waiver of Past Defaults. The Holders of Class A Notes evidencing not less than a majority of the Outstanding Amount of the Class A Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                      ARTICLE IX

                   EARLY AMORTIZATION EVENTS; OPTIONAL ACQUISITION

    SECTION 9.01. Early Amortization Events. If any of the following events shall occur during the Revolving Period:

    (a) failure on the part of the Transferor or the Servicer to make any payment or deposit under this Agreement or the Contribution and Sale Agreement on or before the date occurring three Business Days after such payment or deposit is required to be made;

    (b) failure on the part of the Transferor or the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer set forth in this Agreement or the Contribution and Sale Agreement, which failure materially and adversely affects the rights of the Class A Noteholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Transferor (as the case may be) and the Owner Trustee and the Indenture Trustee by the Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes;
     (c) any representation or warranty made by MCC in the Contribution and Sale Agreement or by the Transferor or the Servicer in this Agreement or any information in the Schedule of Receivables (x) shall prove to be incorrect in any material respect when made or when delivered, (y) which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to (A) MCC, the Transferor or the Servicer (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) MCC, the Transferor or the Servicer (as the case may be) and the Owner Trustee and the Indenture Trustee by Holders of Class A Notes evidencing not less than 25% of the Outstanding Amount of the Class A Notes and (z) as a result of which the interest of the Class A Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur pursuant to this subparagraph (c) if MCC, the Transferor or the Servicer (as the case may be) shall have acquired the relevant Receivable pursuant to Section 6.02(a)(i) of the Contribution and Sale Agreement or
Section 3.02 or 4.07 (as applicable) by depositing the related Acquisition Amount in the Collection Account pursuant to Section 5.03;

    (d) an Insolvency Event shall occur with respect to MCC or the Transferor;

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

    (e) the Transferor or the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

    (f) the Pool Balance shall be less than the outstanding principal balance of the Notes for any three consecutive Distribution Dates;

    (g)  a Servicer Termination Event shall occur;

    (h) the amount on deposit in the Reserve Account shall be less than the Specified Reserve Account Balance for any three consecutive Distribution Dates;

    (i) an Event of Default shall have occurred and be continuing and the Notes shall be declared immediately due and payable;

    (j) the average of the Trust Yields for any three consecutive Collection Periods is less than the average of the Base Rates for such period; or

    (k)  the Cumulative Net Loss Ratio shall exceed 3%.

then (but in the case of any event described in subparagraph (a), (b) or (c) after any applicable grace period) an early amortization event (an "Early Amortization Event") shall have occurred.

    SECTION 9.02. Optional Acquisition of All Receivables. If on the last day of any Collection Period the Pool Balance is less than 10% of the Initial Pool Balance, the Transferor shall have the option to acquire the Owner Trust Estate, other than the Trust Accounts, which acquisition shall be effective as of such last day; provided, that the Transferor may not effect any such acquisition so long as the rating on Transferor's long-term debt obligations is either non-existent or is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such acquisition would not constitute a fraudulent conveyance or transfer. To exercise such option, (x) the Transferor shall deliver notice of such intention to the Indenture Trustee at least 15 days prior to the next succeeding Distribution Date and (y) the Transferor shall deposit in the Collection Account on or prior to the second Business Day prior to such next succeeding Distribution Date an amount equal to the aggregate Acquisition Amount for the Receivables (including Defaulted Receivables) pursuant to Section 5.03, and shall succeed to all interests in and to the Trust.

                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

    SECTION 10.01. Amendment. The Agreement may be amended by the Transferor, the Servicer and the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or

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

eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

    This Agreement may also be amended from time to time by the Transferor, the Servicer and the Trust, with the consent of the Indenture Trustee, the consent of the Holders of Class A Notes evidencing not less than a majority of the Outstanding Amount of the Class A Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Class A Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Class A Notes.

    Prior to the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

    It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

    SECTION 10.02. Protection of Title to Trust.

    (a) The Transferor shall take all actions necessary (other than delivery of the original Contracts), and the Issuer shall cooperate with the Transferor, if applicable, to perfect, and maintain perfection of, the interests of the Issuer and the Indenture Trustee in the Receivables. In the event it is determined that the Indenture Trustee's or the Issuer's interests are no longer perfected, such actions shall include but shall not be limited to enforcement of the terms of Section 6.02 of the Contribution and Sale Agreement. In addition, without limiting the rights of the Indenture Trustee or the Issuer specified in the immediately preceding sentence, the Transferor shall execute and file and cause to be executed and filed such financing statements

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

and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Issuer and the interest of the Indenture Trustee in the Receivables and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) The Transferor shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of Section 9-402(7) of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the interest of the Issuer or the Indenture Trustee is not adversely affected).

    (c) Each of the Transferor and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

    (e) The Servicer shall maintain its Receivable Management System so that, from and after the time of transfer under this Agreement of the Receivables, the Servicer's Receivable Management System (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (which interest has been acquired from the Transferor) and the Indenture Trustee in such Receivable and that such Receivable is owned by or has been pledged to the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's interest (which interest has been acquired from the Transferor) and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's Receivable Management System when, and only when, the related Receivable shall have been paid in full or reacquired.

    (f) If at any time the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in receivables comparable with the Receivables, to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been transferred and is owned by or has been pledged to the Issuer and has been pledged to the Indenture Trustee.

    (g) The Servicer shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

    (h) Upon reasonable request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

    (i) The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

         (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions (other than delivering the original Contracts) have been taken that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; and

         (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all actions (other than the delivery of the original Contracts) have been taken, and, if applicable, all financing statements and continuation statements have been executed and filed, that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

    Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

    (j) The Transferor shall, to the extent required by applicable law, cause the Class A Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

    SECTION 10.03. Notices. All demands, notices and communications upon or to the Transferor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating

Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Transferor, to MetLife Capital Funding Corp. III, 10900 NE 4th Street, Suite 550, Bellevue, WA 98004, (b) in the case of the Servicer, to MetLife Capital Corporation, 10900 NE 4th Street, Suite 500, Bellevue, WA 98004, (c) the case of the Issuer or the Owner Trustee, at the "Corporate Trust Office" (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

    SECTION 10.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Transferor or the Servicer.

    SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

    SECTION 10.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    SECTION 10.10. Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

    SECTION 10.11. Nonpetition Covenants.

    (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Transferor, the Owner Trustee and the Indenture Trustee (in its capacity as Indenture Trustee or Servicer) shall not at any time with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

    (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee shall not at any time with respect to the Transferor, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor.

    SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture
Trustee.

    (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

    (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The Chase Manhattan Bank not in its individual capacity but solely as Indenture Trustee, and in no event shall The Chase Manhattan Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.


                              [Signature page to follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       METLIFE CAPITAL EQUIPMENT LOAN TRUST
                                            1997-A

                                       By: WILMINGTON TRUST COMPANY
                                       not in its individual capacity but
solely as Owner Trustee on behalf of the
Trust,

                                       By:  _______________________________
                                            Name:
                                            Title:

                                       METLIFE CAPITAL FUNDING CORP. III,
                                            Transferor,

                                       By:  _______________________________
                                            Name:
                                            Title:

                                       METLIFE CAPITAL CORPORATION,
                                            Servicer,

                                       By:  _______________________________
                                            Name:
                                            Title:


Acknowledged and Accepted:

THE CHASE MANHATTAN BANK,
  not in its individual capacity
  but solely as Indenture Trustee

By:_______________________________
   Name:
   Title:

                 [Signature Page to Transfer and Servicing Agreement]